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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                        Date of Report: August 7, 1998
                Date of earliest event reported: July 31, 1998
                            _______________________



                           BRADLEY REAL ESTATE, INC.
            (Exact name of Registrant as specified in its charter)



         MARYLAND                     1-10328                 04-6034603
 (State or other jurisdiction     (Commission File         (I.R.S. Employer
       of incorporation)              Number)             Identification No.)




                40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                (847) 272-9800
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Item 2.     Acquisition or Disposition of Assets.
            ------------------------------------

    Sale of One North State Property
    --------------------------------

    On July 31, 1998, Bradley Real Estate, Inc. ("Bradley") sold the One North State property, a "mixed use" retail/office building located in downtown Chicago, for a gross sales price of approximately $84.5 million, subject to certain closing adjustments, to two private institutional buyers, Whitehall Street Real Estate Limited Partnership IX and the Archon Group (the "Purchasers"). The purchase price was the result of a bidding process established by Bradley for the property and subsequent arms' length negotiations between Bradley and the Purchasers concerning certain adjustments to the bid price. There had been no material relationship between the Purchasers and Bradley or any of its affiliates, directors or officers or any associate of a director or officer of Bradley.

    Acquisition of Mid-America Realty Investments, Inc. by Merger
    -------------------------------------------------------------

    On August 6, 1998, pursuant to an Agreement and Plan of Merger dated as of May 30, 1998 (the "Merger Agreement") between Mid-America Realty Investments, Inc., a Maryland corporation ("Mid-America"), and Bradley, Mid-America was merged with and into Bradley (the "Merger") with Bradley as the surviving corporation in the Merger. The Merger and the Merger Agreement were approved by the stockholders of Mid-America at its Special Meeting of Stockholders held on August 5, 1998.

    At the effective time of the Merger (the "Effective Time"), the separate corporate existence of Mid-America ceased and each issued and outstanding share of common stock, par value $.01 per share (the "Mid-America Common Stock"), of Mid-America was converted into the right to receive forty-two hundredths (0.42) of a share of 8.4% Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of Bradley. In lieu of fractional shares, holders of Mid-America Common Stock ("Mid-America Stockholders") are being paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying $25.00 by the fraction of a share of Series A Preferred Stock, if any, to which such holder would otherwise be entitled. The Series A Preferred Stock will pay an annual dividend equal to 8.4% of the $25.00 liquidation preference and is convertible into shares of common stock, par value $.01 per share ("Bradley Common Stock"), of Bradley at a conversion price of $24.49 per share, subject to certain adjustments (the "Conversion Price"). At any time after five years, the Series A Preferred Stock is redeemable at Bradley's option for $25.00 per share so long as the Bradley Common Stock is trading at or above the Conversion Price. The Series A Preferred Stock has been approved for listing on the New York Stock Exchange.

    Based upon the number of shares of Mid-America Common Stock outstanding at the Effective Time, the former Mid-America stockholders received approximately 3,480,210 shares of Series A Preferred Stock as a result of the Merger, convertible into approximately 12.21% of the aggregate number of outstanding shares of Bradley Common Stock on a fully diluted basis. There was no material relationship between Mid-America or its stockholders and Bradley or any of its affiliates, directors or officers, or any associate of a director or officer of Bradley.

    Mid-America, which had elected to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), was a self-administered REIT, which owned, managed and operated income producing real estate consisting primarily of community and neighborhood shopping centers and enclosed malls. Upon consummation of the Merger, Bradley effectively acquired Mid-America's 22 properties, certain office equipment and other assets described in Bradley's Registration Statement on Form S-4 (No. 333-57123) effective July 1, 1998 (the "Registration Statement") and succeeded to Mid-America's 50% general partner interest in Mid-America Bethal Limited Partnership, a joint venture which owns two neighborhood shopping centers and one enclosed mall.

    Following the Merger, Bradley contributed title to 15 of the properties it acquired from Mid-America and its 50% general partner interest in Mid-America Bethal Limited Partnership to Bradley Operating Limited Partnership (a 95% owned subsidiary) (the "Partnership") in exchange for 3,480,210 preferred

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units of limited partnership interest of a newly created class with substantially similar economic rights as the Series A Preferred Stock. Bradley holds title to the remaining seven properties acquired from Mid-America and any proceeds therefrom for the benefit of the Partnership. As a consequence, the Partnership has effectively acquired all of the business and assets (subject to the liabilities) of Mid-America. The contribution will have no effect upon the consolidated financial statements of Bradley.

    Bradley intends to continue to use the acquired assets in the same manner and to conduct the same type of business as Mid-America did prior to the Merger, although it may seek to dispose of the enclosed malls or certain of the other properties that may not be consistent with Bradley's strategic focus.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
            ------------------------------------------------------------------

    Pursuant to Instruction B.3. to Form 8-K, the financial statements of Mid-America and pro forma financial information of Bradley relating to the acquisition and the disposition described in Item 2 above were reported previously in the Registration Statement.

    Exhibits
    --------

     NUMBER    DESCRIPTION
     ------    -----------

       2.1 Agreement and Plan of Merger, dated as of May 30, 1998, between Mid-America Realty Investments, Inc. and Bradley Real
               Estate, Inc. (the "Merger Agreement"), attached as Annex
               A to the Proxy Statement/Prospectus included in Part I of the Registration Statement on Form S-4 (No. 333-57123) and incorporated herein by reference. A list briefly identifying the contents of all omitted Exhibits is incorporated by reference to page (iv) of the Merger
               Agreement. Bradley agrees to furnish supplementally to the Commission, upon request, a copy of any Exhibit.
               Pursuant to Item 601(b)(2) of Regulation S-K, the
               Schedules and the Disclosure Letters to the Merger
               Agreement are omitted. Bradley hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

      *2.2 Purchase and Sale Agreement, dated as of June 15, 1998, by and among Bradley Real Estate, Inc. and Whitehall Street Real Estate Limited Partnership IX and the Archon Group.

      *4.1 Articles of Merger between Bradley Real Estate, Inc. and Mid-America Realty Investments, Inc. dated August 6, 1998.

      4.2 Form of Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock for the 8.4% Series A Convertible Preferred Stock of Bradley Real Estate, Inc. attached as Annex B to the Proxy Statement/Prospectus included in Part I to the Registration Statement on Form S-4 (No. 333-57123) and incorporated herein by reference.

      4.3 Articles of Amendment and Restatement of Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.1 of Bradley's Current Report on Form 8-K dated October 17, 1994.

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      4.4      By-laws of Bradley Real Estate, Inc., incorporated by reference to Exhibit 3.3 of Bradley's Current Report on Form 8-K dated October 17, 1994.

      *10.1 Amendment to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, dated August 6, 1998, designating the 8.4% Series A Convertible Preferred Units.

      *99.1 Press Release announcing the consummation of the merger of Mid-America Realty Investments, Inc. with and into Bradley Real Estate, Inc.


       ____________________

       * Filed herewith.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  BRADLEY REAL ESTATE, INC.


                                  By:  /s/ Thomas P. D'Arcy
                                       --------------------
Date: August 7, 1998                   Thomas P. D'Arcy
                                       Chairman, President and Chief Executive
                                       Officer





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